UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(D) of the

Securities Exchange Act Of 1934

Date of report (Date of earliest event reported):

December 19, 2012

Bank of Commerce Holdings

(Exact name of registrant as specified in its charter)

California

(State or other jurisdiction of incorporation)

0-25135	94-2823865
(Commission File Number)	IRS Employer Identification No.

1952 Churn Creek Road

Redding, California 96002

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (530) 772-3955

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

Item 2.06 – Material Impairments

On December 19, 2012, Bank of Commerce Holdings (the “Company”) issued a press release announcing that the Company had identified a material impairment charge for certain loans as required pursuant to generally accepted accounting principles. As a result, the Company has reflected an approximate charge of $4.0 million for these loans in the fourth quarter. Consequently, the Company has determined it will record a fourth quarter 2012 provision for loan losses in the range of $4.6 to $5.6 million, which will result in a negative impact to fourth quarter earnings of between $0.06 to $0.10 per share. At this time, the Company does not anticipate these impairment charges will result in any future material cash expenditures. Accordingly, consensus earnings estimates for the fourth quarter 2012 and the full year 2012 of $0.14 and $0.46, respectively, will be reduced by between $0.06 to $0.10 per share. The Company’s Non-Performing Assets as a percentage of total assets are estimated to increase to a range of 4.15% to 4.40%, from 3.03% as of September 30, 2012.

The impairment charges were centered in the Bank’s Commercial Real Estate Portfolio, related primarily to two large credit relationships. The impairment determination was made following management’s ongoing internal credit review processes. The Bank conducts quarterly reviews of all loans with principal balances of $250,000 or more for impairment. Additionally, third-party credit reviews are performed at least semi-annually as an additional measure to enhance credit administration practices to assure, among things, the timely identification and recognition of impairment. Recent adverse developments with these two borrowers triggered the impairment and necessitated the charges on these loans at this time.

The Company intends to pursue all collection efforts and legal remedies including but not limited to the liquidation of any underlying real estate collateral.

Cautionary Note Regarding Forward-Looking Statements

This report contains forward-looking statements regarding the Company’s plans, expectations, goals and outlook for the future. Statements in this report that are not historical facts should be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements of this type speak only as of the date of this report. By nature, forward-looking statements involve inherent risk and uncertainties. Various factors, including, but not limited to, estimates regarding impairment charges, the ability to recover some portion of the indebtedness and changes in the assumptions used in making the forward-looking statements, could cause actual results to differ materially from those contemplated by the forward-looking statements. Additional information on factors that could cause actual results to differ materially are included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, and in its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012, filed with the Securities and Exchange Commission.

Item 7.01 Regulation FD Disclosure

The Company hereby furnishes its press release dated December 19, 2012, which is attached hereto as Exhibit 99.1, announcing certain financial developments and activities relating to the fourth quarter.

Item 9.01 – Financial Statements and Exhibits

(a)	Financial statements—not applicable.
(b)	Pro forma financial information—not applicable.
(c)	Shell company transactions—not applicable
(d)	Exhibits:

99.1	Press Release dated December 19, 2012 announcing the increase for the provision for loan losses

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 19, 2012
/S/ Samuel D. Jimenez
By: Samuel D. Jimenez
Executive Vice President and Chief Financial Officer